       1                      Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003


     SUPPLEMENT NO. 16 TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19,1995)

AT&T CAPITAL CORPORATION


Medium Term Notes, Series 3


Due Nine Months or More From Date of Issue.


Issue Price: 100%
  (as a percent of principal amount)

                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 months to 1 year ............................ Floating %

INITIAL FIXING DATE:               10/31/95

INITIAL PAYMENT DATE:              02/01/96

MATURITY DATE:                     11/01/96

DAYCOUNT:                          ACTUAL/360

INDEX:                             PRIME - 2.80%

SOURCE:                            FEDERAL RESERVE H.15 RELEASE

RESET FREQUENCY:                   DAILY

PAYMENT FREQUENCY:                 QUARTERLY

PAYMENT:                           1ST OF FEB., MAY, AUG., AND
                                   NOV. 1996

INTEREST DETERMINATION:            DAILY RESET, WEIGHTED AVERAGE,
                                   PAID QUARTERLY - SOURCE:
                                   H15(519), 1 N.Y. BUSINESS DAY
                                   PRIOR TO PERIOD END DATES

Redemption:                        NON-CALL LIFE

Date of Sale:  October 27, 1995